UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2016

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

Not Applicable
Former Name, Former Address or Former Fiscal Year (If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement or Other Events.

On September 14, 2016, U.S. Energy Corp. (the “Company”), and IronHorse Resources, LLC (“IronHorse”), entered into an Earnings & Participation Agreement dated effective September 2, 2016 (the “Agreement”), pursuant to which the Company has agreed to purchase 40% of IronHorse’ s interest in five Wattenberg farmout agreements previously acquired by IronHorse. Section 11 of the Agreement set a deadline of October 10, 2016 for the Company to provide reasonable evidence of funding sufficient to meet its drilling obligations. On October 10, 2016, the Company and IronHorse agreed to extend the financial assurance deadline under the Agreement to November 10, 2016, in part due to the expected delay of the drilling program start date into early 2017. The extension will allow the Company to continue negotiating with several potential financial partners.

The Company’s CEO and President David Veltri stated, “securing the lowest cost of capital along with teaming with the right strategic partner is key to building the company not only for the Wattenberg project but also for the future drilling and acquisition projects under consideration. We appreciate working with IronHorse and their management team in helping to enhance the development project economics”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: October 13, 2016	By:	/s/ David A. Veltri
David A. Veltri, CEO and President